Exhibit 10.2
PIEDMONT NATURAL GAS COMPANY, INC.
DEFINED CONTRIBUTION RESTORATION PLAN
Effective January 1, 2009

ARTICLE VIII CLAIMS PROCEDURE	13

Section 8.1. Claims Procedure	13
Section 8.2. Agent for Service of Process	15
ii

PIEDMONT NATURAL GAS COMPANY, INC.
DEFINED CONTRIBUTION RESTORATION PLAN
Effective January 1, 2009
     WHEREAS, Piedmont Natural Gas Company, Inc. (the “Company”) desires to establish, effective as of January 1, 2009, the Piedmont Natural Gas Company, Inc. Defined Contribution Restoration Plan (the “Plan”), an unfunded supplemental retirement plan for senior officers of the Company;
     NOW, THEREFORE, the Company does hereby establish, effective as of January 1, 2009, the Plan to consist of the terms and provisions set forth in Article I through Article VIII, inclusive, as follows:
ARTICLE I
NAME AND PURPOSE
     Section 1.1. Name. The Plan shall be known as the Piedmont Natural Gas Company, Inc. Defined Contribution Restoration Plan.
     Section 1.2. Purpose. The purpose of the Plan is to provide supplemental retirement benefits, in accordance with the provisions of the Plan, to a “select group of management or highly compensated employees” (within the meaning of Department of Labor Regulation § 2520.104-23).
ARTICLE II
CONSTRUCTION, DEFINITIONS AND APPLICABLE LAW
     Section 2.1. Construction and Definitions.
     (a) Construction. Article, section and paragraph headings have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective.
     (b) Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:
     (1) 401(k) Plan means the Piedmont Natural Gas Company, Inc. 401(k) Plan.
     (2) Beneficiary means the person(s) or entity(ies) designated by a Participant or the provisions of the Plan to receive such benefits as may become payable to such person(s) or entity(ies) in accordance with the provisions of the Plan.

     (3) Board of Directors means the Board of Directors of the Company or any committee of such Board of Directors to which, and to the extent, the Board of Directors of Piedmont Natural Gas Company, Inc. has delegated some or all of its power, authority, duties or responsibilities with respect to the Plan.
     (4) Cause means, with respect to a Participant, (a) any circumstance, or any act or failure to act that would authorize the Company to terminate the Participant’s employment “for cause” under any written employment agreement between the Company and the Participant; (b) after a written notice is delivered to the Participant by a supervising officer of the Company advising the Participant that the Participant has not adequately or properly performed the Participant’s duties with the Company or has failed to comply with rules, standards, and policies established by the Company, the Participant fails to perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), or to comply with rules, standards, and policies established by the Company; (c) the Participant willfully engages in conduct which is demonstrably injurious to the Company, monetarily or otherwise, including (without limitation) damage to the good business reputation of the Company; or (d) the Participant commits a felony or other crime punishable by imprisonment for more than one year, or enters a plea of nolo contendere thereto, or commits a crime of moral turpitude.
     (5) Change in Control means:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an acquisition of control: any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied;
     (ii) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
     (iii) Consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;
     (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or
     (v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute a “Change in Control” under subsection (iii) or (iv) of this Section.
     (e) Notwithstanding (a) above, if the Participant’s employment is terminated before a Change in Control as defined in this Section and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a “Change in Control” and who effectuates a “Change in Control” or (ii) otherwise occurred in connection with, or in anticipation of, a “Change in Control” which actually occurs, then for all purposes of this Plan, the date of a “Change in Control” with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.
     (6) Change in Control Acceleration Event means a Change in Control that also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A(2)(A)(v) of the Code.

     (7) Code means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall include the valid Treasury regulations issued thereunder.
     (8) Committee means the Piedmont Natural Gas Company, Inc. Benefit Plan Committee.
     (9) Company means Piedmont Natural Gas Company, Inc., a North Carolina corporation, any successor or assign, and all of the legal entities that are a part of a controlled group or affiliated service group with Piedmont Natural Gas Company, Inc. pursuant to the provisions of Code Sections 414(b), (c), (m) and (o).
     (10) Compensation of a Participant means (a) the annual cash base salary and (b) annual cash bonuses payable to the Participant for employment with the Company, prior to any reduction in said cash remuneration under Section 125, 132(f)(4) or 401(k) of the Code or under any non-qualified plan of deferred compensation sponsored by the Company. Compensation shall not include long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or any other forms of additional compensation, expense allowances or reimbursements, any car allowances or any benefit payments from any non-qualified plan of deferred compensation sponsored by the Company.
     (11) Compensation Limit means the compensation limit in effect under Code Section 401(a)(17), as adjusted from time to time. The Compensation Limit is $230,000 for 2008 and $245,000 for 2009.
     (12) Disability means a Participant is deemed to be “disabled” under the terms of the long term disability plan sponsored by the Company or is determined to be disabled by the Social Security Administration.
     (13) Effective Date means January 1, 2009.
     (14) Employee means a common law employee of the Company.
     (15) Involuntary Separation means a Participant’s Separation from Service due to termination by the Company without Cause.
     (16) Participant means an Employee who has been designated as a Participant in the Plan as provided in Section 3.2.
     (17) Plan means the Piedmont Natural Gas Company, Inc. Defined Contribution Restoration Plan as set forth herein and as amended from time to time.

     (18) Plan Year means the calendar year.
     (19) Retirement means a Participant’s Separation from Service after attaining age sixty-five (65).
     (20) Restoration Account means the bookkeeping account established and maintained on the books and records of the Plan to record that portion of a Participant’s benefit accrued under the Plan.
     (21) Restoration Contribution means the amount credited to a Participant’s Restoration Account as of the end of each Plan Year pursuant to Section 4.2(c).
     (22) SEBP means the Piedmont Natural Gas Company, Inc. Supplemental Executive Benefit Plan as in effect immediately prior to its termination effective October 31, 2008.
     (23) SEBP Make-Up Contribution means the amount credited to a Participant’s Restoration Account pursuant to Section 4.2(b).
     (24) SEBP Transition Contribution means the amount credited to a Participant’s Restoration Account pursuant to Section 4.2(a).
     (25) Separation from Service means the termination of a Participant’s employment with the Company, provided such termination also constitutes a separation from service under Section 409A of the Code.
     (26) Specified Employee means an Employee who, as of the date of the Employee’s Separation from Service, is a “key employee” of the Employer. An Employee shall be a “key employee” for this purpose during the twelve (12) month period beginning April 1 each year if the Employee met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the twelve (12) month period ending on the immediately preceding December 31.
     Section 2.2. Applicable Law. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of North Carolina.

ARTICLE III

PARTICIPATION
     Section 3.1. General. No person shall become a Participant unless or until such person is or becomes an Employee. In addition, in no event shall any Employee be eligible to participate in the Plan prior to the Effective Date.
     Section 3.2. Eligibility. The Committee, in its sole and exclusive discretion, shall determine which Employees shall become Participants. The Committee may in its discretion determine that an Employee designated as a Participant is no longer a Participant or such Employee may terminate his or her employment with the Company, and in either such event, such Participant shall cease active participation in the Plan. No further Restoration Contributions shall be credited to a Participant’s Restoration Account from and after the date the Participant ceases active participation in the Plan. However, such Participant’s Restoration Account shall continue to be adjusted in accordance with Section 4.3 until the Participant’s Restoration Account is distributed or forfeited in accordance with the provisions of the Plan.
ARTICLE IV

RESTORATION ACCOUNTS; CONTRIBUTIONS AND INVESTMENT CREDITS
     Section 4.1. Restoration Accounts. A Restoration Account shall be established and maintained on the books and records of the Plan in the name of each Participant in accordance with the provisions of this Article IV.
     Section 4.2. Restoration Account Contributions.
     (a) SEBP Transition Contributions. In January 2009, the Restoration Account of each Participant who is designated as a Participant on the Effective Date shall be credited with an amount equal to the greater of:
     (i) thirteen percent (13%) times the lesser of (A) the Participant’s annual cash base salary for the 2008 calendar year minus the Compensation Limit for the 2008 calendar year or (B) the Participant’s annual cash base salary for the period from November 1, 2008 through December 31, 2008; or
     (ii) two (2) times the monthly premium amount paid for the “Policy” (as defined in the SEBP) insuring the life of the Participant under the SEBP for the month of October 2008 (without adjustment for taxes).
     (b) SEBP Make-Up Contributions. In January 2009, the Restoration Account of each Participant who is designated as Participant on the Effective Date and who is not a member of the Company’s Executive Management Team shall receive a one-time credit equal to the amount that is projected (based on reasonable assumptions adopted by the Committee) to cause the sum of the Participant’s benefit under this Plan and the SEBP to be equal to the benefit the Participant would have earned under the SEBP if the SEBP had not been terminated and the Participant had continued participating in the SEBP until the Participant attained age sixty (60).
     (c) Restoration Contributions. As of the end of each Plan Year commencing December 31, 2009, the Restoration Account of each Participant who is employed on the last day of the Plan Year or who had a Separation from Service during the Plan Year due to the Participant’s Retirement, death or Disability shall be credited with an amount equal to thirteen percent (13%) times the amount, if any, by which the Participant’s Compensation for the Plan Year exceeds the Compensation Limit for the Plan Year.
     Section 4.3. Deemed Investment of Restoration Accounts. Each Participant’s Restoration Account shall be deemed to be invested in one or more of the investment options permitted from time to time under the 401(k) Plan (other than the Company common stock fund investment option). A Participant may elect to have the Participant’s Restoration Account deemed to be invested in one or more of such investment options in accordance with procedures established by the Committee for such purpose.

Section 4.4. Vesting of Restoration Accounts.
     (a) Vesting Schedule Not Applicable. Upon the first to occur of a Change in Control or a Participant’s Retirement, Involuntary Separation or Disability or death while in service, the entire amount credited to the Participant’s Restoration Account shall become fully vested.
     (b) Vesting Schedule Applicable. If a Participant has a Separation from Service prior to a Change in Control other than by reason of the Participant’s Retirement, Involuntary Separation, Disability or death, only the vested portion of the amount to the credit of the Participant in the Participant’s Restoration Account determined by application of the Vesting Schedule in Section 4.4(c) will be available for Distribution to the Participant or the Participant’s Beneficiary (when and as provided in Article V). The amount to the credit of the Participant in the Participant’s Restoration Account which is not vested upon a Participant’s Separation from Service shall be immediately forfeited without further action by the Company or the Participant, and neither the Participant, the Participant’s Beneficiary or any person claiming by or through the Participant shall have right or claim to the amount forfeited.
     (c) Vesting Schedule. If not vested earlier in accordance with Section 4.4(a), a Participant’s Restoration Account shall become fully (100%) vested upon the Participant’s completion of five (5) Years of Vesting Service with the Company. “Years of Vesting Service” for purposes of applying the immediately preceding sentence to a Participant’s Restoration Account other than the portion, if any, of such account attributable to SEBP Make-Up Contributions will be equal to the number of complete twelve (12) month periods of employment with the Company the Participant has completed as of the Participant’s Separation from Service (including periods prior to the Effective Date). “Years of Vesting Service” for purposes of applying the first sentence of this Section 4.4(c) to the portion, if any, of a Participant’s Restoration Account attributable to SEBP Make-Up Contributions will be equal to the number of complete twelve (12) month periods of employment with the Company the Participant has completed as of the Participant’s Separation from Service (excluding periods of employment prior to the Effective Date). The Committee shall keep such separate records of the SEBP Make-Up Contributions and all other contributions credited to a Participant’s Restoration Account (and the adjustments thereto pursuant to Section 4.3) as are necessary for the proper application of the Vesting Schedule.
ARTICLE V

DISTRIBUTION OF RESTORATION ACCOUNTS
Section 5.1. Separation from Service.
     (a) Except to the extent otherwise provided in Sections 5.1(b) and 5.1(c), following a Participant’s Separation from Service, the Participant shall receive payment of the vested balance to the credit of the Participant’s Restoration Account (as adjusted under Section 4.3 through the date of distribution) in five (5) installments. The first installment shall be paid to the Participant within ninety (90) days after the Participant’s Separation from Service. Subsequent installments shall be paid to the Participant in each succeeding January. Notwithstanding the foregoing, if the Participant’s vested Restoration Account balance does not exceed Twenty-Five Thousand Dollars ($25,000) as of the date the installment payments would otherwise commence, then the entire amount of the Participant’s vested Restoration Account balance shall be paid to the Participant in a single lump sum payment. The dollar amount in the immediately preceding sentence shall be increased (or decreased) as of January 1, 2010 and each January 1 thereafter by the increase (or decrease) in the U.S. Consumer Price Index for All Urban Consumers (CPI-U) since the immediately preceding January 1.
     (b) Notwithstanding Section 5.2(a), in no event will distribution be made (or commence) to a Participant who is a Specified Employee prior to the date which is six (6) months after such Participant’s Separation from Service.
     (c) Notwithstanding Section 5.2(a), in the event of a Participant’s Separation from Service within twenty-four (24) months after a Change in Control Acceleration Event, the Participant’s vested Restoration Account shall be distributed in a lump-sum payment.
Section 5.2. Death.
     (a) Death Benefit. In the event a Participant dies before the Participant’s vested Restoration Account has been fully paid to the Participant, the remaining vested Restoration Account balance shall be paid to the Participant’s Beneficiary in a single lump sum within ninety (90) days after the Participant’s death.

     (b) Designation or Change of Beneficiary by a Participant. Each Participant may from time to time designate the person(s) or entity(ies) to whom any death benefits are to be paid under the Plan. A Participant may from time to time change such designation and upon any such change, any previously designated Beneficiary’s right to receive any benefits under the Plan shall terminate. In order to be effective, any designation or change of designation of a Beneficiary must be made on a form furnished by the Company and signed by the Participant and received by the Company while the Participant is alive. If a Beneficiary of a deceased Participant shall survive the deceased Participant but die prior to the receipt of all benefits payable to said Beneficiary under the Plan, then such benefits as would have been payable to said deceased Beneficiary shall be paid to such Beneficiary’s estate at the same time and in the same manner as such benefits would have been payable to said deceased Beneficiary.
     (c) Beneficiary Designated by the Plan. In the event that a Participant shall die without having designated a Beneficiary, or in the event that a Participant shall die having revoked an earlier Beneficiary designation without having effectively designated another Beneficiary, or in the event that a Participant shall die but the Beneficiary designated by such Participant shall fail to survive such Participant, then the deceased Participant’s vested Restoration Account balance shall be paid to the deceased Participant’s spouse, or, if there is no surviving spouse, to the beneficiary designated by the Participant pursuant to the Company’s Group Life Insurance Plan, or, if there is no such designation, the Participant’s descendants per stirpes (including adopted children), or, if no descendants, to the deceased Participant’s estate.
     Section 5.3 Form of Distribution. Distribution of the vested portion of the Participant’s Restoration Account shall be made in cash.
ARTICLE VI

AMENDMENT AND TERMINATION
     Section 6.1. Amendment of Plan. Subject to the provisions of Section 6.3, the Company expressly reserves the right, at any time and from time to time, to amend the Plan in whole or in part by action of the Board of Directors. In addition, the Committee shall have the discretionary power and authority to adopt any non-substantive amendment necessary for the administration, management or interpretation of the Plan, provided such amendment does not materially increase or decrease the cost of the Plan or the level of benefits provided to Participants. Subject to the provisions of Section 6.3, any amendment to the Plan or termination of the Plan may be retroactive to the extent permitted by applicable law.
     Section 6.2. Termination of Plan. Subject to the provisions of Section 6.3, the Company expressly reserves the right, at any time and for whatever reason it may deem appropriate, to terminate the Plan by action of the Board of Directors. The Company intends to have the maximum discretionary authority to terminate the Plan and make distributions following such termination as is permissible under Code Section 409A.
     Section 6.3. Effect of Amendment or Termination on Certain Benefits. No amendment or termination of the Plan may reduce or eliminate the benefits (if any) payable under the Plan (without regard to such amendment or termination) to:
     (a) any Participant who commenced receiving benefits under the Plan prior to the amendment or termination date and is alive on the amendment or termination date and the Beneficiary of such Participant; or
     (b) any Beneficiary who commenced receiving benefits under the Plan prior to the amendment and termination date.
In addition, no amendment or termination of the Plan shall reduce the amount of any Participant’s benefits under the Plan below the amount of such benefits determined immediately prior to such amendment or termination as if the Participant had then separated from service and was to receive such benefits in a single cash payment of the entire amount of such benefits.
ARTICLE VII

MISCELLANEOUS
     Section 7.1. Spendthrift Clause. To the extent permitted by law, no benefits payable under the Plan shall be subject to the claim of any creditor of any Participant or to any legal process by any creditor of any Participant and no Participant entitled to benefits hereunder shall have any right whatsoever to alienate, commute, anticipate or assign any benefits under the Plan.
     Section 7.2. Benefits Payable From General Assets of the Participating Employers. All benefits payable hereunder shall be paid from the general assets of the Company. No assets of the Company shall be segregated or placed in trust pursuant to the Plan in a manner which would put such assets beyond the reach of the general creditors of the Company, and the rights of any Participant (or Beneficiary) to receive any benefits hereunder shall be no greater than the right of any general, unsecured creditor of the Company. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant. The Company may establish a trust for the purpose of accumulating assets which may be used by the Company to satisfy some or all of its obligations to provide benefits to Participants under this Plan; provided that the assets of such trust shall remain the exclusive property of the Company and shall be available to pay creditor claims of the Company in the event of bankruptcy. Any such trust shall be administered in accordance with the terms of a separate trust agreement between the Company and a trustee.
     Section 7.3. Tax Withholding. The Company shall withhold from any payment of Plan benefits to a Participant (or Beneficiary, if applicable) any federal, state or local income taxes required by law to be withheld from such payment and shall remit such taxes to the proper taxing authority(ies).
     Section 7.4. Compliance with Code Section 409A. Nothing in this Plan shall operate or be construed to cause the Plan to fail to comply with the requirements of Code Section 409A and, to the extent applicable, it is intended that the Plan comply with the provisions of Code Section 409A and shall be administered in a manner consistent with that intent. Any provision of this Plan that would cause the Plan or any payment made hereunder to fail to satisfy Code Section 409A shall have no force and effect until amended by the Company to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by Code Section 409(A)) and may be made by the Company without the consent of any Participant.
     Section 7.5. Benefits Limited to the Plan. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Company nor, upon dismissal, any right or interest in the Plan except as expressly provided herein.
ARTICLE VIII

CLAIMS PROCEDURE
     Section 8.1. Claims Procedure.
     (a) General. In the event that any person (a “Claimant”) makes a claim for benefits under the Plan (a “Claim”), such Claim shall be made by the Claimant’s filing a notice thereof with the Committee, within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Committee shall be afforded a reasonable opportunity to state such Claimant’s position and to present evidence and other material relevant to the Claim to the Committee for its consideration in rendering its decision with respect thereto. The Committee shall render its decision in writing within sixty (60) days after the Claim is referred to it, and a copy of such written decision shall be furnished to the Claimant.
     (b) Notice of Decision of Committee. Each Claimant whose Claim has been denied by the Committee shall be provided written notice thereof, which notice shall set forth:
     (1) the specific reason(s) for the denial;
     (2) specific reference to pertinent provision(s) of the Plan upon which such denial is based;
     (3) a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and
     (4) an explanation of the procedure hereunder for review of such Claim;
all in a manner calculated to be understood by such Claimant.
     (c) Review of Decision of Committee. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Committee denying the Claim. Such review shall be by the Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Committee and shall be made by the written request of the Claimant or such Claimant’s duly authorized representative to the Committee. In the event of appeal, the Claimant or such Claimant’s duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee. The Committee shall review the following:
     (1) the initial proceedings of the Committee with respect to such Claim;
     (2) such issues and comments as were submitted in writing by the Claimant or the Claimant’s duly authorized representative; and
     (3) such other material and information as the Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Committee.

The Committee may approve, disapprove or modify the decision of the Committee, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Committee shall be in writing and in a manner calculated to be understood by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues in its determination of Claims, and the Committee’s exercise of such discretion shall be conclusive and binding as long as it is not arbitrary or capricious.
     Section 8.2. Agent for Service of Process. The Company shall be the agent for service of legal process upon this Plan, and its address for such purpose shall be the address of its principal place of business in Charlotte, North Carolina.
     IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this instrument as of the 8th day of December, 2008.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ Kevin M. O’Hara
Kevin M. O’Hara
Senior Vice President—Corporate and Community Affairs